                                                                      Exhibit 12
                                                                      ----------

                              Statement Regarding
              Computation of Ratios of Earnings to Fixed Charges

                                                                                          Six months ended
                                                                                          June 30,
                                               1990     1991     1992     1993     1994     1994     1995
Income before gain on sale of real estate
and extraordinary item                         $4,894   $4,324   $6,987   $16,114  $20,466  $9,289   $12,361

Add:
  Portion of rents representing interest          526      498      300       325    1,047     469       590
  Interest on indebtedness, including
    amortization of debt costs                 34,709   38,147   35,201    31,550   31,462  15,815    18,716
                                            ----------------------------------------------------------------
           Income as adjusted                 $40,129  $42,969  $42,488   $47,989  $52,975 $25,573   $31,667
                                            ================================================================

Fixed charges
  Portion of rents representing interest         $526     $498     $300      $325   $1,047    $469      $590
  Interest on indebtedness, including
    amortization of debt costs                 34,709   38,147   35,201    31,550   31,462  15,815    18,716
  Capitalized interest                          2,717      892      237       216      348      76       390
                                            ----------------------------------------------------------------
           Fixed charges                      $37,952  $39,537  $35,738   $32,091  $32,857 $16,360   $19,696
                                            ================================================================

Ratios of earnings to fixed charges           1.06x    1.09x    1.19x     1.50x    1.61x   1.56x     1.61x
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